SUBITEM 77E  LEGAL PROCEEDINGS
Since October 2003 Federated
and related entities collectively
Federated and various Federated
 funds Funds have been
named as defendants in several
 class action lawsuits now
pending in the United States
 District Court for the
 District of Maryland
The lawsuits were purportedly
 filed on behalf of people who
purchased owned andor redeemed
shares of Federatedsponsored
mutual funds during specified
 periods beginning November 1
1998 The suits are generally
similar in alleging that
 Federated engaged
in illegal and improper trading
practices including market timing
 and late trading in concert with
 certain institutional traders which
allegedly caused financial injury
to the mutual fund shareholders
 These lawsuits began to be filed
shortly after Federateds first public
announcement that it had received
 requests for information on
 shareholder trading activities
 in the Funds from the SEC the
Office of the New York State Attorney
 General NYAG and other authorities
 In that regard on November 28 2005
 Federated announced that it had
 reached final settlements with the
 SEC and the NYAG with respect
 to those matters Specifically the
SEC and NYAG settled proceedings
 against three Federated subsidiaries
 involving undisclosed market timing
arrangements and late trading The SEC
made findings that Federated
Investment Management Company
 FIMC an SECregistered investment
 adviser to various Funds and
Federated Securities Corp an SEC
registered brokerdealer and
distributor for the Funds violated
provisions of the Investment
Advisers Act and Investment Company
 Act by approving but not disclosing
three market timing arrangements
or the associated conflict of interest
 between FIMC and the funds involved
 in the arrangements either to other
 fund shareholders or to the funds
board and that Federated Shareholder
 Services Company formerly an
SECregistered transfer agent failed
 to prevent a customer and
a Federated employee from late
trading in violation of provisions
of the Investment Company Act
The NYAG found that such
conduct violated provisions of
New York State law Federated
entered into the settlements without
 admitting or denying the regulators
findings As Federated previously
reported in 2004 it has already
paid approximately 80 million to
certain funds as determined by
an independent consultant As part
 of these settlements Federated
agreed to pay disgorgement and a
civil money penalty in the
aggregate amount of an additional
 72 million and among other things
 agreed that it would not serve as
investment adviser to any
registered investment company unless
 i at least 75 of the funds directors
 are independent of Federated ii the
chairman of each such fund is
independent of Federated iii no
action may be taken by the funds
board or any committee thereof
unless approved by a majority of
the independent trustees of the
fund or committee respectively
and iv the fund appoints a senior
officer who reports to the independent
 trustees and is responsible for
 monitoring compliance by the fund
 with applicable laws and fiduciary
 duties and for managing the process
 by which management fees charged to
 a fund are approved The settlements
 are described in Federateds
 announcement which along with
previous press releases and related
communications on those matters is
 available in the About Us section
of Federateds website at
FederatedInvestorscom
Federated and various Funds have also
 been named as defendants in several
 additional lawsuits the majority of
 which are now pending in the United
 States District Court for the Western
 District of Pennsylvania alleging
among other things excessive advisory
and Rule 12b1 feesThe board of the
 Funds has retained the law firm
of Dickstein Shapiro LLP to represent
 the Funds in these lawsuits Federated
 and the Funds and their respective
counsel are reviewing the allegations
 and intend to defend this litigation
Additional lawsuits based
upon similar allegations may be filed
 in the future The potential impact
 of these lawsuits all of which seek
 unquantified damages
attorneys fees and expenses and future
 potential similar suits is uncertain
 Although we do not believe that these
 lawsuits will have
a material adverse effect on the Funds
 there can be no assurance that these
suits ongoing adverse publicity
andor other developments resulting
 from the regulatory investigations
will not result in increased Fund
redemptions reduced sales of Fund
 shares or other adverse
consequences for the Funds